Exhibit 99.1

NEWS RELEASE

Visteon Announces First-Quarter 2012 Results

First Quarter Financial Summary

•	Sales of $1.72 billion

•	Net loss of $29 million, includes $63 million of restructuring and related costs

•	Adjusted EBITDA of $150 million

•	Cash from operations of $19 million, up $69 million year-over-year

•	Cash balances of $721 million; total debt of $596 million

VAN BUREN TOWNSHIP, Mich., May 2, 2012 — Visteon Corporation (NYSE: VC) today announced first-quarter 2012 results, reporting a net loss of $29 million, or $0.56 per diluted share, which includes $63 million of restructuring and related costs, on sales of $1.72 billion, compared with $1.85 billion in the first quarter of 2011. Cash provided from operating activities was $19 million for the first quarter of 2012, an improvement of $69 million compared with the same period a year earlier. First quarter cash flow included $41 million of restructuring related cash payments primarily associated with a facility closure.

Hyundai-Kia accounted for approximately 32 percent of Visteon’s first-quarter product sales, with Ford Motor Company accounting for 26 percent, Renault-Nissan 10 percent and PSA Peugeot-Citroën 5 percent. On a regional basis, Asia accounted for 43 percent of total product sales – up from 42 percent a year earlier – while Europe represented 36 percent, North America 16 percent and South America 5 percent.

“To deliver improving returns, we are investing in and winning new business in our climate and electronics businesses,” said Donald J. Stebbins, chairman, chief executive officer and president. “We are committed to increasing customer and shareholder value in the growing worldwide automotive industry. We will do so with a strong balance sheet, innovative Visteon technology and with one of the strongest global manufacturing and engineering footprints in the automotive supplier industry.”

The deconsolidation of a Korean Interiors joint venture from the company’s financial statements lowered sales on a year-over-year basis by $114 million. Unfavorable currency of $33 million and customer pricing were partially offset by higher production volumes and new business.

Gross margin for the first quarter of 2012 was $134 million, compared with $143 million a year earlier. Gross margin decreased $9 million year-over-year, reflecting unfavorable currency and product mix, partially offset by positive cost performance. Selling, general and administrative (SG&A) expense of $91 million for the first quarter of 2012 decreased $5 million, to 5.3 percent of product sales.

During the first quarter of 2012, Visteon recognized $42 million of equity in the net income of non-consolidated affiliates, compared with $44 million in the first quarter of 2011. Visteon’s 50 percent-owned affiliate, Yanfeng Visteon Automotive Trim Systems Ltd. (YFV), and related affiliate interests contributed $40 million in equity income. On a U.S. GAAP basis, YFV’s first-quarter 2012 sales totaled $793 million, compared with $720 million a year earlier – a 10 percent increase.

For the first quarter of 2012, the company reported a net loss of $29 million, or $0.56 per diluted share, which included $63 million of costs associated with restructuring and related activities. This compares with net income of $39 million for the same period in 2011. Adjusted EBITDA (a non-GAAP financial measure, as defined below) for the first quarter of 2012 was $150 million, compared with $160 million for the same period a year earlier. On a year-over-year basis, decreases in adjusted EBITDA from unfavorable product mix, currency, and equity in the net income of non-consolidated affiliates were offset by net cost performance.

Cash and Debt Balances

As of March 31, 2012, Visteon had global cash balances of $721 million, including $25 million of restricted cash. Total debt was $596 million as of March 31, 2012.

Visteon generated $19 million in cash from operations in the first quarter of 2012, an improvement of $69 million over the same period a year earlier, when $50 million in cash was used. Free cash flow (a non-GAAP financial measure, as defined below) improved $71 million in the first quarter of 2012 compared with the same quarter in 2011.

Updated Sales and Earnings Guidance for 2012

Visteon adjusted its sales and earnings guidance for full year 2012 to reflect discontinued operations associated with the company’s lighting business and to give full effect to the sale of Grace Lake Corporate Center in Van Buren Township, Mich. Based on these adjustments, the company currently expects full-year 2012 product sales in the range of $6.6 billion to $7.0 billion and adjusted EBITDA in the range of $620 million to $660 million. Free cash flow is expected to be in the range of $5 million to $30 million.

Visteon is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Chelmsford, UK; the company has facilities in 27 countries and employs approximately 25,000 people. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Wednesday, May 2. At 8:30 a.m. EDT, the company will host a conference call for the investment community to discuss the results and other related matters. The conference call is available to the general public via a live audio webcast. The dial-in numbers to participate in the call are:

U.S./Canada: 888-452-7086

Outside U.S./Canada: 706-643-3752

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, along with the financial results release, presentation material and other supplemental information, will be accessible through Visteon’s website at www.visteon.com.

Those interested in hearing a replay of the conference call can do so through the company’s website or by calling 855-859-2056 (toll-free if dialing from the U.S. and Canada) or 404-537-3406 (international). To access the replay by phone, enter conference ID 72322435. The replay will be available by phone for one week following the conference call.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (2) our ability to satisfy pension and other post-employment benefit obligations; (3) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (4) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s and Hyundai-Kia’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (5) new business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (7) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (8) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final interim financial results will be included in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for full-year 2012 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

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Contact:

Media:

Jim Fisher

734-710-5557

jfishe89@visteon.com

Annouk Ruffo Leduc

+86-21-6192 9824

aruffole@visteon.com

Investors:

Scott Deitz

734-710-2603

sdeitz@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31
	2012	2011
Sales	$1,717	$1,850

Cost of sales	1,583	1,707

Gross margin	134	143

Selling, general and administrative expenses	91	96
Restructuring and other expenses	63	2

Operating (loss) income	(20)	45

Interest expense	12	15
Interest income	3	6
Equity in net income of non-consolidated affiliates	42	44

Income before income taxes	13	80

Provision for income taxes	27	28

(Loss) income from continuing operations	(14)	52
Income from discontinued operations, net of tax	3	4

Net (loss) income	(11)	56

Net income attributable to non-controlling interests	18	17

Net (loss) income attributable to Visteon	$(29)	$39

Per share data:

Basic (loss) earnings per share:
Continuing operations	$(0.62)	$0.69
Discontinued operations	0.06	0.08

Basic (loss) earnings per share attributable to Visteon	$(0.56)	$0.77

Diluted (loss) earnings per share:
Continuing operations	$(0.62)	$0.67
Discontinued operations	0.06	0.08

Diluted (loss) earnings per share attributable to Visteon	$(0.56)	$0.75

Average shares outstanding (in millions)
Basic	51.9	50.7
Diluted	51.9	52.0

Comprehensive income:
Comprehensive income	$36	$119
Comprehensive income attributable to Visteon Corporation	$11	$92

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

(Unaudited)

	March 31 2012	December 31 2011
ASSETS
Cash and equivalents	$696	$723
Restricted cash	25	23
Accounts receivable, net	1,191	1,063
Inventories, net	381	381
Other current assets	394	304

Total current assets	2,687	2,494

Property and equipment, net	1,384	1,412
Equity in net assets of non-consolidated affiliates	679	644
Intangible assets, net	340	353
Other non-current assets	68	66

Total assets	$5,158	$4,969

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt, including current portion of long-term debt	$93	$87
Accounts payable	1,155	1,010
Accrued employee liabilities	161	189
Other current liabilities	297	267

Total current liabilities	1,706	1,553

Long-term debt	503	512
Employee benefits	417	495
Deferred tax liabilities	196	187
Other non-current liabilities	245	225

Shareholders’ equity
Preferred stock	—	—
Common stock	1	1
Stock warrants	13	13
Additional paid-in capital	1,243	1,165
Retained earnings	137	166
Accumulated other comprehensive income (loss)	15	(25)
Treasury stock	(11)	(13)

Total Visteon Corporation shareholders’ equity	1,398	1,307
Non-controlling interests	693	690

Total shareholders’ equity	2,091	1,997

Total liabilities and shareholders’ equity	$5,158	$4,969

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

(Unaudited)

	Three Months Ended March 31
	2012	2011
Operating Activities
Net (loss) income	$(11)	$56
Adjustments to reconcile net (loss) income to net cash provided from (used by) operating activities:
Depreciation and amortization	65	77
Equity in net income of non-consolidated affiliates, net of dividends remitted	(42)	(44)
Other non-cash items	25	10
Changes in assets and liabilities:
Accounts receivable	(102)	(122)
Inventories	(21)	(41)
Accounts payable	126	75
Other	(21)	(61)

Net cash provided from (used by) operating activities	19	(50)

Investing Activities
Capital expenditures	(53)	(55)
Other	—	1

Net cash used by investing activities	(53)	(54)

Financing Activities
Short-term debt, net	—	3
Proceeds from issuance of debt, net of issuance costs	2	—
Principal payments on debt	(4)	(3)
Cash restriction, net	—	4
Other	—	5

Net cash (used by) provided from financing activities	(2)	9
Effect of exchange rate changes on cash	9	21

Net decrease in cash and equivalents	(27)	(74)
Cash and equivalents at beginning of period	723	905

Cash and equivalents at end of period	$696	$831

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Dollars in Millions)

(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures including “Adjusted EBITDA” and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the schedules below.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to Visteon, plus net interest expense, provision for income taxes and depreciation and amortization, as further adjusted to eliminate the impact of asset impairments, gains or losses on divestitures, net restructuring expenses and other reimbursable costs, certain non-recurring employee charges and benefits, reorganization items, and other non-operating gains and losses. Additionally, amounts below are inclusive of the Company’s discontinued operations. Because not all companies use identical calculations this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31		Estimated Full Year 2012
	2012	2011
Net (loss) income attributable to Visteon	$(29)	$39	$30 - $70
Interest expense, net	9	9	40
Provision for income taxes	27	28	150
Depreciation and amortization	64	72	270
Restructuring and other expenses	41	2	70
Asset impairments	27	5	40
Other non-recurring costs, net	11	5	20

Total Adjusted EBITDA	$150	$160	$620 - $660

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) the Company’s credit agreements use measures similar to Adjusted EBITDA to measure compliance with certain covenants.

Free Cash Flow: Free cash flow is presented as a supplemental measure of the Company’s liquidity that management believes is useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines free cash flow as cash flow provided from (used by) operating activities less capital expenditures. Because not all companies use identical calculations, this presentation of free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31		Estimated Full Year 2012
	2012	2011
Cash provided from (used by) operating activities	$19	$(50)	$245 - $270
Capital expenditures	(53)	(55)	240

Free cash flow	$(34)	$(105)	$5 - $30

Free cash flow is not a recognized term under GAAP and does not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow has limitations as an analytical tool and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow (i) as a factor in incentive compensation decisions, and (ii) for planning and forecasting future periods.